SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549





                                  FORM 8-K

                               CURRENT REPORT





                       Pursuant to Section 13 or 15(d)
                   of the Securities Exchange Act of 1934





                               August 17, 1998
                              (Date of report)




                           STAR TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)





            Delaware                      0-13318               93-0794452
(State or other jurisdiction of    (Commission File No.)     (I.R.S. employer
incorporation or organization)                            identification no.)




                                515 Shaw Road
                          Sterling, Virginia  20166
                  (Address of principal executive offices)
                                 (Zip Code)




                               (703) 689-4400
            (Registrant's telephone number, including area code)


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ITEM 5:  OTHER EVENT

        Star Technologies, Inc. (the "Registrant") reported in a press release dated August 12, 1998, that is has received notification from The Nasdaq Stock Market, Inc. ("Nasdaq") that the Registrant's common stock will be delisted from the Nasdaq SmallCap Market as of the close of business on August 11, 1998.

        Nasdaq's delisting notification follows the June 10, 1998, decision of a Nasdaq Listing Qualifications Panel to move the registrant's common stock from the Nasdaq National Market to the Nasdaq SmallCap Market as a result of the Registrant's noncompliance with certain of Nasdaq's heightened listing requirements, which went into effect on February 23, 1998. The Panel's decision set forth certain conditions to the continued listing of the Registrant's common stock on the Nasdaq SmallCap Market, including the Registrant's making a public filing, on or before August 10, 1998, with the Securities and Exchange Commission and Nasdaq evidencing a minimum of $3,000,000 in net tangible assets. The Registrant has not been able to achieve compliance with this condition.

        The Registrant has been informed that its common stock will be eligible to trade on the Over The Counter Bulletin Board (under its existing symbol) commencing August 12, 1998.


ITEM 7:  EXHIBIT INDEX

        Exhibit 99 - August 12, 1998 Press Release

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               STAR TECHNOLOGIES, INC.


Dated:  August 17, 1998        By: /s/ Brenda A. Potosnak
                                   Brenda A. Potosnak
                                   Vice President of Finance and
                                   Administration, Secretary, Treasurer,
                                   and Chief Financial Officer